Exhibit 99.1

Contact:	John Beck Ardea Biosciences, Inc. (858) 652-6523 jbeck@ardeabio.com
ARDEA BIOSCIENCES PRICES PUBLIC OFFERING OF COMMON STOCK
SAN DIEGO—January 20, 2011—Ardea Biosciences, Inc. (NASDAQ: RDEA) today announced the pricing of a previously announced underwritten public offering of 2,750,000 shares of its common stock, offered at a price to the public of $26.00 per share. The gross proceeds to Ardea from this offering are expected to be $71,500,000 million, before deducting the underwriting discount and other estimated offering expenses payable by Ardea. BofA Merrill Lynch and Jefferies & Company, Inc. are acting as joint book-running managers for the offering. JMP Securities, Brean Murray, Carret & Co. and Roth Capital Partners are acting as co-managers for the offering. Ardea has granted the underwriters a 30-day option to purchase at the public offering price up to an additional 412,500 shares of its common stock to cover overallotments, if any. The offering is expected to close on or about January 25, 2011, subject to customary closing conditions.
Ardea anticipates using the net proceeds from the offering for general corporate purposes, including clinical trial expenses, research and development expenses and general and administrative expenses, including working capital.
The securities described above are being offered by Ardea pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), which the SEC declared effective on November 15, 2010. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department or by e-mail at dg.prospectus_requests@baml.com, or from Equity Syndicate Prospectus Department, Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, NY, 10022, at 877-547-6340, or at Prospectus_Department@Jefferies.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.
About Ardea Biosciences, Inc.
Ardea Biosciences, Inc., of San Diego, California, is a biotechnology company focused on the development of small-molecule therapeutics for the treatment of serious diseases.
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding Ardea’s expectations with respect to the completion, timing and size of its proposed public offering and the application of the net proceeds from the offering. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, risks associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks related to the outcome of preclinical and clinical studies, risks related to regulatory approvals, delays in commencement of preclinical and clinical studies, costs associated with our drug discovery and development programs, and risks related to the outcome of our business development activities, including collaboration or license agreements. These and other risks and uncertainties are described more fully under the headings “Risk Factors” in our most recently filed SEC documents, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as in the preliminary prospectus supplement related to the proposed public offering filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Ardea undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
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